Exhibit 10.27.1

AMENDMENT NO. 1 TO

LOAN, PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN, PLEDGE AND SECURITY AGREEMENT (“Amendment No. 1”) is dated July 9, 2013 by and among SOFTECH, INC., a Massachusetts corporation (the “Borrower”) and PRIDES CROSSING CAPITAL, L.P. (“PCC”) and PRIDES CROSSING CAPITAL-A, L.P. (“PCCA, and together with PCC the “Lenders”).

WHEREAS, the Borrower and Lenders are parties to that certain Loan, Pledge and Security Agreement, dated May 10, 2013 (and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower and Greenleaf have agreed on terms for the Borrower’s redemption and Greenleaf’s sale of some but not all of the Borrower’s common stock owned by Greenleaf (the “Greenleaf Stock Redemption”), and the Lenders have agreed, subject to the terms and conditions set forth in this Amendment, to waive provisions in the Loan Agreement necessary to consummate the Greenleaf Stock Redemption; and

WHEREAS, the Lenders have also agreed to temporarily amend Leverage Ratio II in Section 11.2 of the Loan Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, as partial consideration for the agreements and amendments herein Borrower shall grant Lenders a warrant to purchase twenty-five thousand (25,000) shares of Borrower’s common stock.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.

Amendment of Exhibit 1.1 – Definitions.  Exhibit 1.1 to the Loan Agreement is hereby amended by adding the following new defined terms:

“Amendment No. 1” means that certain Amendment No. 1 to Loan, Pledge and Security Agreement, dated July 9, 2013, by and between the Borrower and Lenders.

“Greenleaf Stock” means Two Hundred and Seventy-One Thousand Four Hundred and Eleven (271,411) shares of Borrower’s common stock, which as of May 31, 2013 were owned by Greenleaf or Persons affiliated with Greenleaf.

“Third Party Stock” means up to One Hundred and Fifteen Thousand (115,000) shares of Borrower’s common stock, which are owned by Persons other than Greenleaf or Persons affiliated with Greenleaf.

“Warrant Agreement” means collectively those certain Warrant Agreements, dated July 9, 2013, by and from the Borrower and in favor of and to the Lenders.

4.

Amendment of Exhibit 1.1 – Definitions.  Exhibit 1.1 is hereby amended by deleting the definition of “Loan Documents” and replacing it with:

“Loan Documents” means the Loan Agreement, Amendment No. 1, Term Note I, Term Note II, IP Security Agreement, Personal Guaranty, all Subordination Agreements, Stock Powers, all UCC-1/Financing Statements, the Escrow Agreement, Warrant Agreement and all other documents, agreements, instruments and inter-creditor agreements now or hereafter evidencing, describing, relating to, guaranteeing or securing the Indebtedness, contemplated hereby or delivered in connection herewith, and all prior amendments and restates of any or all or the foregoing, as they may be modified from time to time.

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5.

Amendment of Section 11.2. Section 11.2 of the Loan Agreement is deleted in its entirety and replaced with:

“11.2

Leverage Ratio II.  On the last day of each fiscal quarter the Borrower’s Leverage Ratio II shall be no greater than the ratio amounts during the time periods set forth in the following table:

Fiscal Quarters – Ending During Period	Maximum Leverage Ratio II
Closing Date to and including November 30, 2013	2.60:1.00
December 1, 2013 to and including February 28, 2014	2.25:1.00
March 1, 2014 to and including March 31, 2015	2.00:1.00
April 1, 2015 to and including May 1, 2016	1.75:1.00

6.

Authorization to Redeem Common Stock.

(a)

On the date hereof the Lenders waive Section 10.3 of the Loan Agreement for the limited purpose of Borrower’s redemption and purchase of no more than One Hundred and Seventy Thousand (170,000) shares of Greenleaf Stock.  The Lenders’ waiver and consent in this Section 6(a) is conditioned on Borrower’s paying no more than Thirty-Seven Cents ($0.37) per share for such Greenleaf Stock.

(b)

The Lenders further waive Section 10.3 of the Loan Agreement for the limited purpose of authorizing Borrower to purchase an additional One Hundred and One Thousand Four Hundred and Eleven (101,411) shares of Greenleaf Stock on a future date chosen by Borrower, provided that (i) the Borrower shall have provided written notice to the Lenders, no less than five (5) Business Days prior to the proposed purchase, of Borrower’s intent to purchase such Greenleaf Stock, (ii) the Lender’s consent, in their sole discretion, in writing, and (iii) on the date of such purchase (A) no Event of Default exists, (B) payment of the purchase price for such Greenleaf Stock will not result in an Event of Default and (C) payment of the purchase price of such Greenleaf Stock will not have a Material Adverse Effect.

(c)

The Lenders further waive Section 10.3 of the Loan Agreement for the limited purpose of authorizing Borrower to purchase up to One Hundred and Fifteen Thousand (115,000) shares of Third Party Stock, for a price per share not to exceed the publicly quoted market price for such stock at the time of the purchase.  The Lender’s waiver and consent in this Section 6(c) is conditioned on Borrower’s (i) written notification to the Lenders of Borrower’s intent to purchase such stock, no less than five (5) Business Days prior to the proposed purchase, (ii) Borrower’s receipt of Lenders’ written consent to the terms of the proposed purchase, including without limitation the purchase price, which consent shall be in Lenders’ sole discretion, and (iii) on the date of such purchase  (A) no Event of Default exists, (B) payment of the purchase price for such stock will not result in an Event of Default, and (C) payment of the purchase price for such stock will not have a Material Adverse Effect.

(d)

Except as set forth in sub-sections (a), (b) and (c) in this Section 6, all terms and conditions of Section 10.3 of the Loan Agreement shall remain in effect, unmodified and unaltered in all other respects.

7.

Warrant Agreement.  In partial consideration for the amendments and waivers set forth in this Amendment No. 1 the Borrower shall execute the Warrant Agreement, pursuant to which Lenders shall receive warrants for the purchase of Twenty-Five Thousand (25,000) shares of Borrower’s common stock, at one dollar ($1.00) per share.

8.

No Other Defaults; Representations and Warranties.  The Borrower hereby confirms that after giving effect to this Amendment No. 1, (a) the representations and warranties of the Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) no Default or Event of Default has occurred and is continuing as of the date hereof; (c) the Borrower is duly authorized to execute, deliver and perform its obligations under this Amendment; (d) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action; and (e) this Amendment No. 1, when executed and delivered by the Borrower, will be a legal, valid and binding obligation the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

9.

Effectiveness of Amendment.  This Amendment No. 1 shall become effective upon receipt by Lenders of a counterpart of this Amendment No. 1 duly executed by the Borrower.

10.

Miscellaneous.

(a)

Except to the extent specifically amended or waived herein, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect, unmodified and unaltered in all other respects.  Whenever the terms or sections amended hereby shall be referred to in the Loan Agreement, other Loan Documents or such other related documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(b)

This Amendment may be executed in any number of counterparts (including by delivery of counterparts by facsimile or electronic mail), each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)

This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)

The Borrower agrees to pay all reasonable and documented out-of-pocket expenses, including legal fees and disbursements incurred by the Lenders in connection with this Amendment and the transactions contemplated hereby.

[Remainder of the page is blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

SOFTECH, INC.

/s/ Joseph P. Mullaney

Joseph P. Mullaney

Its Chief Executive Officer

LENDERS

PRIDES CROSSING CAPITAL, L.P.

By PRIDES CROSSING CAPITAL GP, LLC

Its General Partner

/s/ Peter M. Sherwood

Peter M. Sherwood

Its Manager

PRIDES CROSSING CAPITAL-A, L.P.

By PRIDES CROSSING CAPITAL GP, LLC

Its General Partner

/s/ Peter M. Sherwood

Peter M. Sherwood

Its Manager

[Softech – Signature Page to Amendment No. 1 to Loan Agreement – July 2013]